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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

2003 My Anns Hill San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 758-5898

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2015, Start Scientific, Inc. (hereafter, the “Company”) entered into a binding Letter of Intent (“LOI”) to acquire all of the outstanding membership units of Quality Energy Solutions, LLC (hereafter, “QES”), in exchange for 45,000,000 shares of restricted common stock of the Company (such transaction is hereafter referred to as the “Acquisition”). QES is a provider of products and services to the oil and gas industry. The closing of the Acquisition is subject to certain conditions as further outlined in the LOI, attached hereto as Exhibit A.

Item 3.02 Unregistered Sales of Equity Securities

On April 9, 2015 the Board of Directors (hereafter, the “Board”) of the Company approved the LOI for the eventual issuance of 45,000,000 shares of restricted common stock in connection with the Acquisition described in Item 1.01 above. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the common stock as described in the preceding sentences was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Binding Letter of Intent, dated April 9, 2015, between Start Scientific, Inc. and Quality Energy Solutions, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: April 16, 2015	By: /s/ Norris R. Harris
Norris R. Harris
Chief Executive Officer